Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information of CrossAmerica Partners LP

On November 28, 2017, CrossAmerica Partners LP (“the Partnership”) closed on the acquisition of the real property and the fuel supply business of 92 fee simple sites, the leasehold interest in five real property sites and the fuel supply business to four independent dealer sites, all located in Alabama, for aggregate cash consideration of $75.6 million, including the value of the motor fuel inventory contained in the retail sites and net of the assumption of certain liabilities (the “Jet-Pep Asset Acquisition”).  The acquisition was funded by borrowings under our credit facility.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2017 gives effect to the Jet-Pep Asset Acquisition as if it had been consummated on September 30, 2017, and includes historical data as reported by the separate companies as well as adjustments that exclude assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Jet-Pep Asset Acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2017 gives effect to the Jet-Pep Asset Acquisition as if it had been consummated on January 1, 2017, and includes historical data as reported by Jet-Pep, Inc. and Affiliated Companies as well as adjustments that exclude income and expenses associated with assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Jet-Pep Asset Acquisition. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016 gives effect to the Jet-Pep Asset Acquisition as if it had been consummated on January 1, 2016, and includes historical data as reported by Jet-Pep, Inc. and Affiliated Companies as well as adjustments that exclude income and expenses associated with assets and liabilities not included in the acquisition and adjustments that give effect to events that are directly attributable to the Jet-Pep Asset Acquisition.  Certain line items of the Jet-Pep, Inc. and Affiliated Companies’ historical financial statements have been reclassified to conform to the Partnership’s presentation. Such reclassifications had no impact on net income or total equity.

The set of assets acquired did not meet the definition of a business under ASU 2017-01 issued by the Financial Accounting Standards Board, and as such, this transaction was accounted for as an asset acquisition rather than as a business combination.  As a result, among other impacts, the purchase price includes acquisition costs directly related to the acquisition and there is no goodwill.

The pro forma adjustments included within the Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership reflecting the consummation of the Jet-Pep Asset Acquisition are based upon the assumptions set forth in the notes included in this section. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates and assumptions related to the Jet-Pep Asset Acquisition are preliminary and have been made solely for purposes of developing this Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the allocation of the purchase price to identifiable assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Consolidated Financial Information is for informational purposes and does not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the dates specified. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Consolidated Financial Information does not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Unaudited Pro Forma Condensed Consolidated Financial Information includes certain reclassifications to conform the historical financial information of Jet-Pep, Inc. and Affiliated Companies to our presentation.

The assumptions used and adjustments made in preparing the Unaudited Pro Forma Condensed Consolidated Financial Information are described in the Notes thereto, which should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Information. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report filed on Form 10-K on February 28, 2017. The Unaudited Pro Forma Condensed Consolidated Financial Information and related Notes contained herein should be read in conjunction with the audited financial statements of Jet-Pep, Inc. and Affiliated Companies as of and for the year ended December 31, 2016 and the unaudited financial statements of Jet-Pep, Inc. and Affiliated Companies as of September 30, 2017 and December 31, 2016 and for the nine months ended September 30, 2017 and 2016, filed as Exhibits 99.1 and 99.2 in this Form 8-K/A.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Balance Sheet

September 30, 2017

(in millions)

	Historical CrossAmerica Partners LP	Historical Jet-Pep, Inc. and Affiliated Companies (a)	Excluded Assets and Liabilities (b)	Pro Forma Adjustments for Jet-Pep Asset Acquisition		Total Pro Forma
Assets
Current assets:
Cash	$1.6	$10.1	$(10.1)			$1.6
Accounts receivable, net	23.9	2.7	(2.7)			23.9
Accounts receivable from related parties	15.0					15.0
Inventories	12.0	10.3	(7.0)			15.3
Assets held for sale	2.5			$2.0	(c)	4.5
Other current assets	7.2	1.1	(1.1)	0.2	(d)	7.4
Total current assets	62.2	24.2	(20.9)	2.2		67.7
Property and equipment, net	634.7	45.8		17.7	(e)	698.2
Intangible assets, net	69.0			11.2	(f)	80.2
Goodwill	89.1					89.1
Other assets	22.5	0.2	(0.2)			22.5
Total assets	$877.5	$70.2	$(21.1)	$31.1		$957.7
Liabilities and Equity
Current liabilities:
Current portion of debt and capital lease obligations	$2.9	$22.2	$(22.2)			$2.9
Accounts payable	37.8	5.1	(5.1)			37.8
Accounts payable to related parties	16.3					16.3
Accrued expenses and other current liabilities	19.2					19.2
Motor fuel taxes payable	12.1					12.1
Total current liabilities	88.3	27.3	(27.3)			88.3
Debt and capital lease obligations, less current portion	454.8			$75.6	(g)	530.4
Deferred tax liabilities	40.0					40.0
Asset retirement obligations	28.1			3.3	(h)	31.4
Other long-term liabilities	97.0	1.1		0.2	(i)	98.3
Total liabilities	708.2	28.4	(27.3)	79.1		788.4
Commitments and contingencies
Equity:
Partners’ Capital
Common units	169.6					169.6
Retained earnings and additional paid-in capital		41.8	6.2	(48.0)	(j)
Total Partners’ Capital	169.6	41.8	6.2	(48.0)		169.6
Noncontrolling interests	(0.3)					(0.3)
Total equity	169.3	41.8	6.2	(48.0)		169.3
Total liabilities and equity	$877.5	$70.2	$(21.1)	$31.1		$957.7

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in millions)

	Historical CrossAmerica Partners LP	Historical Jet-Pep, Inc. and Affiliated Companies (a)	Excluded Assets and Liabilities (k)	Adjustments for Jet-Pep Asset Acquisition		Total Pro Forma
Operating revenues	$1,869.8	$223.7	$(72.8)			$2,020.7
Cost of sales	1,714.2	190.0	(58.9)			1,845.3
Gross profit	155.6	33.7	(13.9)			175.4

Income from CST Fuel Supply	16.0					16.0
Operating expenses:
Operating expenses	61.1	18.8	(6.8)			73.1
General and administrative expenses	24.1					24.1
Depreciation, amortization and accretion expense	54.4	7.7	(4.3)	$1.4	(l)	59.2
Total operating expenses	139.6	26.5	(11.1)	1.4		156.4
Gain on sales of assets, net	0.2					0.2
Operating income (loss)	32.2	7.2	(2.8)	(1.4)		35.2
Other income, net	0.8					0.8
Interest expense	(22.7)	(0.8)	0.4	(2.8)	(m)	(25.9)
Income (loss) before income taxes	10.3	6.4	(2.4)	(4.2)		10.1
Income tax (benefit) expense	(0.4)	0.3	1.4	(1.7)	(n)	(0.4)
Net income (loss)	$10.7	$6.1	$(3.8)	$(2.5)		$10.5

Net income per limited partner unit:
Basic earnings per common unit	$0.22					$0.21
Diluted earnings per common unit	$0.22					$0.21
Basic and diluted earnings per subordinated unit	$0.22					$0.21

Weighted-average limited partner units:
Basic common units	32,159,156					32,159,156
Diluted common units	32,216,004					32,216,004
Basic and diluted subordinated units	1,151,366					1,151,366
Total diluted common and subordinated units	33,367,370					33,367,370

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

CrossAmerica Partners LP

Unaudited Pro forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2017

(in millions)

	Historical CrossAmerica Partners LP	Historical Jet-Pep, Inc. and Affiliated Companies (a)	Excluded Assets and Liabilities (k)	Adjustments for Jet-Pep Asset Acquisition		Total Pro Forma
Operating revenues	$1,542.2	$171.2	$(58.0)			$1,655.4
Cost of sales	1,421.5	149.1	(50.7)			1,519.9
Gross profit	120.7	22.1	(7.3)			135.5

Income from CST Fuel Supply	11.2					11.2
Operating expenses:
Operating expenses	46.9	11.4	(2.4)			55.9
General and administrative expenses	23.7					23.7
Depreciation, amortization and accretion expense	42.7	5.7	(3.2)	$1.0	(l)	46.2
Total operating expenses	113.3	17.1	(5.6)	1.0		125.8
Gain on sales of assets, net	2.0	0.3	(0.3)			2.0
Operating income (loss)	20.6	5.3	(2.0)	(1.0)		22.9
Other income, net	0.3					0.3
Interest expense	(20.6)	(0.6)	0.3	(2.1)	(m)	(23.0)
Income (loss) before income taxes	0.3	4.7	(1.7)	(3.1)		0.2
Income tax (benefit) expense	(1.7)	0.1	1.2	(1.2)	(n)	(1.6)
Net income (loss)	$2.0	$4.6	$(2.9)	$(1.9)		$1.8

Net income per limited partner unit:
Basic earnings per common unit	$(0.03)					$(0.04)
Diluted earnings per common unit	$(0.03)					$(0.04)

Weighted-average limited partner units:
Basic common units	33,773,964					33,773,964
Diluted common units	33,773,964					33,773,964

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

CrossAmerica Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1. Notes to Pro Forma Financial Information

(a)	Represents the historical balances of Jet-Pep, Inc. and Affiliated Companies.
(b)	The Jet-Pep Asset Acquisition was an asset acquisition and as such, the assets not acquired and liabilities not assumed were excluded.
(c)	Represents the classification of two sites acquired in the Jet-Pep Asset Acquisition that are required to be divested per a Federal Trade Commission order.
(d)	Primarily represents a prepayment made at closing for environmental insurance
(e)

Represents the preliminary fair value adjustment relating to property and equipment based on management’s current knowledge of the sites and other industry knowledge. Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to property and equipment may be different and such difference may be material.  This preliminary estimate is based on the cost approach.

(f)

Represents the preliminary fair value adjustment relating to intangible assets.  Since the appraisal process for these assets is not yet complete, the portion of the purchase price ultimately allocated to intangible assets may be different and such difference may be material.  This preliminary estimate is based on an income approach.

(g)	Represents borrowings used to fund the purchase price and certain non-recurring acquisition costs.
(h)	Represents the adjustment to record the preliminary estimate of asset retirement obligations.
(i)	Represents the preliminary fair value of the premium relating to lease agreements with above market rent based on an income approach.
(j)	Represents the elimination of Jet-Pep, Inc. and Affiliated Companies’ historical equity.
(k)	Adjustment to exclude income and expenses associated with assets and liabilities not included in the acquisition.
(l)

Represents the estimated incremental depreciation, amortization, and accretion expense of the step-up in value of property and equipment, intangible assets and asset retirement obligations based on management’s preliminary estimates of fair value. Management expects that these estimates may change as more in-depth valuation analysis is completed, and such changes may be material.

(m)	Represents the estimated incremental interest expense based on $75.6 million of borrowings under our credit facility to fund the Jet-Pep Asset Acquisition at an assumed rate of 4.2%.
(n)	Reflects the estimated income tax effects of the total pro forma adjustments described above using an assumed pro forma blended rate of approximately 39%.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.